CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-178600 on Form N-1A of our report dated November 2, 2012, relating to the financial statements of Aspiriant Risk-Managed Global Equity Fund appearing in the Statement of Additional Information, which is part of this Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Milwaukee, WI

December 21, 2012